RenaissanceRe Reports Net Income of $151.0 Million for the First Quarter of 2014 or $3.56 Per Diluted Common Share; Quarterly Operating Income of $136.1 Million or $3.20 Per Diluted Common Share
Pembroke, Bermuda, April 29, 2014 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $151.0 million, or $3.56 per diluted common share, in the first quarter of 2014, compared to $190.5 million, or $4.23 per diluted common share in the first quarter of 2013. Operating income available to RenaissanceRe common shareholders was $136.1 million, or $3.20 per diluted common share, for the first quarter of 2014, compared to $176.2 million or $3.91, respectively, in the first quarter of 2013. The Company reported an annualized return on average common equity of 17.6% and an annualized operating return on average common equity of 15.9% in the first quarter of 2014, compared to 24.3% and 22.5%, respectively, in the first quarter of 2013. Book value per common share increased $2.01, or 2.5%, in the first quarter of 2014 to $82.30, compared to a 4.3% increase in the first quarter of 2013. Tangible book value per common share plus accumulated dividends increased 2.8% in the first quarter of 2014, compared to a 4.8% increase in the first quarter of 2013.
Kevin J. O’Donnell, CEO, commented:  “We reported a solid first quarter, generating $151.0 million of net income, an annualized operating ROE of 15.9% and 2.8% growth in tangible book value per share plus accumulated dividends.  Our results were driven by strong underwriting in each of our segments and good investment performance.”
Mr. O’Donnell continued:  “Pressure on pricing persists, as abundant supply from many forms of capital continues to outstrip demand.  Despite the challenging environment, we are well positioned to bring efficient risk management solutions to clients and to build an attractive portfolio through our unique mix of owned rated balance sheets, non-owned rated balance sheets, and collateralized vehicles.”
FIRST QUARTER 2014 HIGHLIGHTS

•
The Company generated underwriting income of $151.3 million and a combined ratio of 47.2% in the first quarter of 2014, compared to $173.0 million and 36.2% in the first quarter of 2013, respectively. The $21.7 million decrease in underwriting income was primarily driven by a $21.0 million decrease in favorable development on prior accident years net claims and claim expenses to $16.7 million in the first quarter of 2014, compared to $37.6 million the first quarter of 2013.

•
Gross premiums written of $705.3 million increased $69.8 million, or 11.0%, in the first quarter of 2014, compared to the first quarter of 2013, with the increase driven by the Company’s Specialty Reinsurance and Lloyd’s segments which experienced growth in gross premiums written of $72.0 million and $9.0 million, respectively, or 87.4% and 12.1%, respectively, as discussed further below. Managed catastrophe premiums written were $496.0 million, a 6.4% decrease compared to the first quarter of 2013.

•
The total investment result in the first quarter of 2014 was $53.7 million, which includes the sum of net investment income, net realized and unrealized gains on investments and the change in net unrealized gains on fixed maturity investments available for sale, compared to $51.4 million in the first quarter of 2013.

•
Net income attributable to noncontrolling interests in the first quarter of 2014 was $42.8 million and increased from $38.6 million in the first quarter of 2013, principally due to a decrease in the Company’s ownership in DaVinciRe Holdings Ltd. (“DaVinciRe”) to 26.5% at March 31, 2014, compared to 32.9% at March 31, 2013.

•
During the first quarter of 2014, the Company repurchased an aggregate of 3.0 million common shares in open market transactions at an aggregate cost of $277.1 million and at an average share price of $93.04. Subsequent to March 31, 2014 and through the period ended April 25, 2014, the Company repurchased an aggregate of 329 thousand common shares in open market transactions at an aggregate cost of $31.9 million and at an average share price of $96.84.

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were $467.7 million in the first quarter of 2014, a decrease of $11.1 million compared to the first quarter of 2013, primarily driven by reduced risk-adjusted pricing for the first quarter renewals. Managed catastrophe premiums decreased $33.7 million, or 6.4%, to $496.0 million in the first quarter of 2014, compared to $529.7 million in the first quarter of 2013, driven by the reduced risk-adjusted pricing noted above.
The Catastrophe Reinsurance segment generated underwriting income of $130.6 million and a combined ratio of 20.7% in the first quarter of 2014, compared to $148.2 million and 20.6% in the first quarter of 2013, respectively. The $17.6 million decrease in underwriting income in the first quarter of 2014, compared to the first quarter of 2013, was driven by a $22.1 million decrease in net premiums earned, as a result of the decrease in gross premiums written noted above and a $12.4 million decrease in favorable development on prior accident years net claims and claim expenses, partially offset by relatively light catastrophe losses during the first quarter of 2014 resulting in an $8.6 million decrease in current accident year net claims and claim expenses. Included in the Catastrophe Reinsurance segment‘s current accident year net claims and claim expenses in the first quarter of 2014 of $12.5 million is $11.3 million related to winter storms that occurred in the United States during the quarter.
The Catastrophe Reinsurance segment experienced $6.1 million of favorable development on prior accident years net claims and claim expenses in the first quarter of 2014, compared to $18.5 million in the first quarter of 2013, principally comprised of favorable development of $2.4 million and $3.0 million related to the 2008 Hurricanes and the 2013 European Floods, respectively, with the remainder due to net favorable development on a number of other events.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $154.3 million in the first quarter of 2014, an increase of $72.0 million, or 87.4%, compared to the first quarter of 2013, driven by increases across a number of lines of business, most notably certain financial liability related lines of business. Our specialty reinsurance premiums are prone to significant volatility as this business is characterized by a relatively small number of comparably large transactions.
The Specialty Reinsurance segment generated underwriting income of $16.9 million and a combined ratio of 75.7% in the first quarter of 2014, compared to $20.1 million and 57.0% in the first quarter of 2013, respectively. The $3.2 million decrease in underwriting income was driven by increases in net claims and claims expenses and underwriting expenses of $15.4 million and $10.7 million, respectively, partially offset by increased net premiums earned of $22.8 million, each principally driven by the increase in gross premiums written noted above.
The Specialty Reinsurance segment experienced $15.8 million of favorable development on prior years reserves in the first quarter of 2014, compared to $15.2 million in the first quarter of 2013, principally due to reported claims activity coming in lower than expected on prior accident years events.
Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $83.3 million in the first quarter of 2014, an increase of $9.0 million, or 12.1%, compared to the first quarter of 2013, primarily due to Syndicate 1458 continuing to organically grow its book of business across several of its lines of business.
The Lloyd’s segment generated underwriting income of $3.4 million and a combined ratio of 93.5% in the first quarter of 2014, compared to underwriting income of $4.2 million and a combined ratio of 89.0% in the first quarter of 2013, respectively. Net premiums earned increased $14.5 million primarily as a result of the increase in gross premiums written noted above. Net claims and claim expenses increased $11.8 million reflecting the application of our formulaic reserving methodologies for establishing incurred but not reported reserves for net claims and claim expenses.
The adverse development of prior accident years net claims and claim expenses within the Lloyd’s segment of $5.1 million during the first quarter of 2014, compared to favorable development of $3.3 million in the first quarter of 2013, was principally driven by the application of the Company’s formulaic reserving methodologies for establishing incurred but not reported reserves for net claims and claim expenses.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, April 30, 2014 at 9:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.
Cautionary Statement under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the U.S. Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director - Corporate Finance	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2014	March 31, 2013
Revenues
Gross premiums written	$705,260	$635,418
Net premiums written	$450,347	$436,813
Increase in unearned premiums	(163,813)	(165,558)
Net premiums earned	286,534	271,255
Net investment income	38,948	43,202
Net foreign exchange (losses) gains	(1,061)	614
Equity in earnings of other ventures	4,199	5,835
Other income (loss)	62	(1,709)
Net realized and unrealized gains on investments	14,927	14,269
Total revenues	343,609	333,466
Expenses
Net claims and claim expenses incurred	58,915	27,251
Acquisition expenses	33,700	25,009
Operational expenses	42,624	45,986
Corporate expenses	4,545	4,482
Interest expense	4,293	5,034
Total expenses	144,077	107,762
Income from continuing operations before taxes	199,532	225,704
Income tax expense	(166)	(122)
Income from continuing operations	199,366	225,582
Income from discontinued operations	—	9,774
Net income	199,366	235,356
Net income attributable to noncontrolling interests	(42,768)	(38,607)
Net income available to RenaissanceRe	156,598	196,749
Dividends on preference shares	(5,595)	(6,275)
Net income available to RenaissanceRe common shareholders	$151,003	$190,474

Income from continuing operations available to RenaissanceRe common shareholders per common share - basic	$3.61	$4.10
Income from discontinued operations available to RenaissanceRe common shareholders per common share - basic	—	0.22
Net income available to RenaissanceRe common shareholders per common share - basic	$3.61	$4.32
Income from continuing operations available to RenaissanceRe common shareholders per common share - diluted	$3.56	$4.01
Income from discontinued operations available to RenaissanceRe common shareholders per common share - diluted	—	0.22
Net income available to RenaissanceRe common shareholders per common share - diluted	$3.56	$4.23

Average shares outstanding - basic	41,238	43,461
Average shares outstanding - diluted	41,903	44,290

Net claims and claim expense ratio	20.6%	10.0%
Underwriting expense ratio	26.6%	26.2%
Combined ratio	47.2%	36.2%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$3.20	$3.91
Operating return on average common equity - annualized (1)	15.9%	22.5%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2014	December 31, 2013
Assets
Fixed maturity investments trading, at fair value	$4,587,412	$4,809,036
Fixed maturity investments available for sale, at fair value	30,205	34,241
Total fixed maturity investments, at fair value	4,617,617	4,843,277
Short term investments, at fair value	977,778	1,044,779
Equity investments trading, at fair value	245,267	254,776
Other investments, at fair value	576,099	573,264
Investments in other ventures, under equity method	106,332	105,616
Total investments	6,523,093	6,821,712
Cash and cash equivalents	327,163	408,032
Premiums receivable	668,788	474,087
Prepaid reinsurance premiums	207,752	66,132
Reinsurance recoverable	98,962	101,025
Accrued investment income	27,351	34,065
Deferred acquisition costs	121,890	81,684
Receivable for investments sold	84,396	75,845
Other assets	96,251	108,438
Goodwill and other intangibles	8,059	8,111
Total assets	$8,163,705	$8,179,131
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,532,883	$1,563,730
Unearned premiums	783,321	477,888
Debt	249,453	249,430
Reinsurance balances payable	468,644	293,022
Payable for investments purchased	179,519	193,221
Other liabilities	200,626	397,596
Total liabilities	3,414,446	3,174,887
Redeemable noncontrolling interest	986,981	1,099,860
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	40,856	43,646
Accumulated other comprehensive income	3,963	4,131
Retained earnings	3,317,459	3,456,607
Total shareholders’ equity attributable to RenaissanceRe	3,762,278	3,904,384
Total liabilities, noncontrolling interests and shareholders’ equity	$8,163,705	$8,179,131

Book value per common share	$82.30	$80.29

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended March 31, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$467,711	$154,290	$83,259	$—	$705,260
Net premiums written	$259,489	$125,489	$65,369	$—	$450,347
Net premiums earned	$164,584	$69,630	$52,297	$23	$286,534
Net claims and claim expenses incurred	6,455	26,081	26,281	98	58,915
Acquisition expenses	7,126	16,547	10,567	(540)	33,700
Operational expenses	20,419	10,106	12,033	66	42,624
Underwriting income	$130,584	$16,896	$3,416	$399	151,295
Net investment income				38,948	38,948
Net foreign exchange losses				(1,061)	(1,061)
Equity in earnings of other ventures				4,199	4,199
Other income				62	62
Net realized and unrealized gains on investments				14,927	14,927
Corporate expenses				(4,545)	(4,545)
Interest expense				(4,293)	(4,293)
Income from continuing operations before taxes					199,532
Income tax expense				(166)	(166)
Net income attributable to noncontrolling interests				(42,768)	(42,768)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$151,003

Net claims and claim expenses incurred – current accident year	$12,529	$41,922	$21,157	$—	$75,608
Net claims and claim expenses incurred – prior accident years	(6,074)	(15,841)	5,124	98	(16,693)
Net claims and claim expenses incurred – total	$6,455	$26,081	$26,281	$98	$58,915

Net claims and claim expense ratio – current accident year	7.6%	60.2%	40.5%	—%	26.4%
Net claims and claim expense ratio – prior accident years	(3.7)%	(22.7)%	9.8%	426.1%	(5.8)%
Net claims and claim expense ratio – calendar year	3.9%	37.5%	50.3%	426.1%	20.6%
Underwriting expense ratio	16.8%	38.2%	43.2%	(2,060.9)%	26.6%
Combined ratio	20.7%	75.7%	93.5%	(1,634.8)%	47.2%

	Three months ended March 31, 2013
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$478,796	$82,330	$74,292	$—	$635,418
Net premiums written	$305,353	$75,519	$55,924	$17	$436,813
Net premiums earned	$186,651	$46,809	$37,779	$16	$271,255
Net claims and claim expenses incurred	2,708	10,692	14,528	(677)	27,251
Acquisition expenses	9,620	8,439	6,916	34	25,009
Operational expenses	26,115	7,560	12,178	133	45,986
Underwriting income	$148,208	$20,118	$4,157	$526	173,009
Net investment income				43,202	43,202
Net foreign exchange gains				614	614
Equity in earnings of other ventures				5,835	5,835
Other loss				(1,709)	(1,709)
Net realized and unrealized gains on investments				14,269	14,269
Corporate expenses				(4,482)	(4,482)
Interest expense				(5,034)	(5,034)
Income from continuing operations before taxes					225,704
Income tax expense				(122)	(122)
Income from discontinued operations				9,774	9,774
Net income attributable to noncontrolling interests				(38,607)	(38,607)
Dividends on preference shares				(6,275)	(6,275)
Net income attributable to RenaissanceRe common shareholders					$190,474

Net claims and claim expenses incurred – current accident year	$21,176	$25,853	$17,871	$—	$64,900
Net claims and claim expenses incurred – prior accident years	(18,468)	(15,161)	(3,343)	(677)	(37,649)
Net claims and claim expenses incurred – total	$2,708	$10,692	$14,528	$(677)	$27,251

Net claims and claim expense ratio – current accident year	11.3%	55.2%	47.3%	—%	23.9%
Net claims and claim expense ratio – prior accident years	(9.8)%	(32.4)%	(8.8)%	(4,231.3)%	(13.9)%
Net claims and claim expense ratio – calendar year	1.5%	22.8%	38.5%	(4,231.3)%	10.0%
Underwriting expense ratio	19.1%	34.2%	50.5%	1,218.8%	26.2%
Combined ratio	20.6%	57.0%	89.0%	(3,012.5)%	36.2%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2014	March 31, 2013
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$322,748	$310,002
DaVinci catastrophe premiums	144,963	168,794
Total Catastrophe Reinsurance segment gross premiums written	$467,711	$478,796

Specialty Reinsurance Segment
Renaissance specialty premiums	$153,994	$81,617
DaVinci specialty premiums	296	713
Total Specialty Reinsurance segment gross premiums written	$154,290	$82,330

Lloyd’s Segment
Specialty	$61,704	$55,757
Catastrophe	21,555	18,535
Total Lloyd’s segment gross premiums written	$83,259	$74,292

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$467,711	$478,796
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	14,115	32,382
Catastrophe premiums written in the Lloyd’s segment	21,555	18,535
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	(7,355)	—
Total managed catastrophe premiums (1)	$496,026	$529,713

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2014	March 31, 2013
Fixed maturity investments	$23,860	$23,886
Short term investments	190	329
Equity investments trading	796	—
Other investments
Hedge funds and private equity investments	12,317	14,880
Other	4,528	6,995
Cash and cash equivalents	91	52
	41,782	46,142
Investment expenses	(2,834)	(2,940)
Net investment income	38,948	43,202

Gross realized gains	13,467	34,076
Gross realized losses	(5,564)	(4,554)
Net realized gains on fixed maturity investments	7,903	29,522
Net unrealized gains (losses) on fixed maturity investments trading	27,882	(23,063)
Net realized and unrealized (losses) gains on investments-related derivatives	(10,899)	421
Net realized (losses) gains on equity investments trading	(79)	17,561
Net unrealized losses on equity investments trading	(9,880)	(10,172)
Net realized and unrealized gains on investments	14,927	14,269
Change in net unrealized gains on fixed maturity investments available for sale	(165)	(6,067)
Total investment result	$53,710	$51,404

Total investment return - annualized	3.2%	3.2%
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended
(in thousands of United States Dollars, except percentages)	March 31, 2014	March 31, 2013
Net income available to RenaissanceRe common shareholders	$151,003	$190,474
Adjustment for net realized and unrealized gains on investments from continuing operations	(14,927)	(14,269)
Adjustment for net realized and unrealized gains on investments from discontinued operations	—	(2)
Operating income available to RenaissanceRe common shareholders	$136,076	$176,203

Net income available to RenaissanceRe common shareholders per common share - diluted	$3.56	$4.23
Adjustment for net realized and unrealized gains on investments from continuing operations	(0.36)	(0.32)
Adjustment for net realized and unrealized gains on investments from discontinued operations	—	—
Operating income available to RenaissanceRe common shareholders per common share - diluted	$3.20	$3.91

Return on average common equity - annualized	17.6%	24.3%
Adjustment for net realized and unrealized gains on investments from continuing operations	(1.7)%	(1.8)%
Adjustment for net realized and unrealized gains on investments from discontinued operations	—%	—%
Operating return on average common equity - annualized	15.9%	22.5%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.
The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Book value per common share	$82.30	$80.29	$74.58	$71.38	$71.07
Adjustment for goodwill and other intangibles (1)	(0.89)	(0.85)	(0.84)	(0.85)	(0.85)
Tangible book value per common share	81.41	79.44	73.74	70.53	70.22
Adjustment for accumulated dividends	13.41	13.12	12.84	12.56	12.28
Tangible book value per common share plus accumulated dividends	$94.82	$92.56	$86.58	$83.09	$82.50

Quarterly change in book value per common share	2.5%	7.7%	4.5%	0.4%	4.3%
Quarterly change in tangible book value per common share plus change in accumulated dividends	2.8%	8.1%	4.9%	0.8%	4.8%

(1)
At December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, goodwill and other intangibles included $28.3 million, $29.2 million, $28.5 million, $29.3 million and $29.3 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.